UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 18, 2012

NEOSTEM, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-33650 (Commission File Number)	22-2343568 (IRS Employer Identification No.)

420 Lexington Avenue, Suite 450, New York, New York 10170

(Address of Principal Executive Offices)(Zip Code)

(212) 584-4180

Registrant's Telephone Number

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

Agreement for Divestiture of Erye Interest

On June 18, 2012 (the “Signing Date”), NeoStem, Inc. (the “Company” or “NeoStem”) and its subsidiary, China Biopharmaceuticals Holdings, Inc. (“CBH”), entered into an Equity Purchase Agreement (the “Agreement”) with Fullbright Finance Limited, a limited liability company organized under the laws of the British Virgin Islands (“Fullbright”), Suzhou Erye Economy & Trading Co., Ltd., a limited liability company organized under the laws of the People’s Republic of China (“EET” and together with Fullbright, each a “Purchaser” and collectively, the “Purchasers”), and Suzhou Erye Pharmaceutical Co., Ltd., a Sino-foreign equity joint venture with limited liability organized under the laws of the People’s Republic of China (“Erye”), which Agreement provides for the sale by NeoStem and CBH to the Purchasers (the “Erye Sale”) of NeoStem’s entire 51% ownership interest in Erye (the “Erye Interest”). The Agreement has been approved by NeoStem’s board of directors. By monetizing its Erye Interest through a divestiture of this asset to Erye’s minority interest holders, NeoStem and its management will now be able to devote greater time and resources to its cell therapy business.

NeoStem initially acquired its 51% Erye Interest pursuant to a merger consummated on October 30, 2009. EET, the holder of the 49% ownership interest in Erye, is a party along with CBH to an Amended and Restated Joint Venture Contract dated October 20, 2009, as amended May 24, 2010 (the “Joint Venture Agreement”), which governs the ownership of the respective interests in Erye. Mr. Shi Mingsheng (who is a member of NeoStem’s board of directors, and Chairman of the Board of Erye) and Madam Zhang Jian (who formerly was a Vice President of Pharmaceutical Operations of NeoStem, and is General Manager of Erye), are principal equity holders of each of Fullbright and EET.

The Erye Sale is expected to close (the “Closing”) by fourth quarter 2012, contingent upon the approval of NeoStem’s stockholders, receipt of various PRC regulatory approvals, waiver or non-exercise of certain termination rights and the satisfaction of other closing conditions.

Purchase Price

The aggregate consideration to be received by NeoStem at Closing for the purchase, sale and conveyance of NeoStem’s 51% Erye Interest, as more specifically described in the Agreement, is:

(A)	cash payments totaling $12,280,000 (the “Total Cash Purchase Price”), payable in the following manner: (i) $1,228,000, being 10% of the Total Cash Purchase Price, shall be paid by the Purchasers to NeoStem’s subsidiary CBH as soon as practicable following the Signing Date but in no event later than 15 business days following the Signing Date (the “First Purchase Price Payment”); (ii) $2,456,000, being 20% of the Total Cash Purchase Price (the “Offshore Second Purchase Price Payment”), shall be paid by the Purchasers into an escrow account outside the PRC (the “Offshore Escrow Account”) by the earlier of (x) the end of a seven week period following the Signing Date or (y) the date of submission (the “MOFCOM Transfer Submission Date”) of the application seeking the approval of the Erye Sale by the PRC Ministry of Commerce and/or its local counterparts as applicable (the “MOFCOM Transfer Approval”) (the Agreement providing that the Offshore Second Purchase Price Payment shall be released to NeoStem’s subsidiary CBH upon the issuance of the MOFCOM Transfer Approval); (iii) the RMB equivalent of $2,456,000, being 20% of the Total Cash Purchase Price, shall be paid by the Purchasers into an escrow account inside the PRC (the “Onshore Escrow Account”) by the earlier of (x) the end of a seven week period following the Signing Date or (y) the MOFCOM Transfer Submission Date (the “Onshore Second Purchase Price Payment”); and (iv) the RMB equivalent of $6,140,000, being 50% of the Total Cash Purchase Price (the “Third Purchase Price Payment”), shall be paid by the Purchasers into the Onshore Escrow Account on or prior to the earlier of (x) the MOFCOM Transfer Submission Date or (y) September 30, 2012 (the “Third Purchase Price Payment Date”); provided that if the application seeking MOFCOM Transfer Approval has not been submitted by September 30, 2012 due to any delay in obtaining NeoStem stockholder approval of the Erye Sale, the Third Purchase Price Payment Date shall automatically be extended for the “Delayed Submission Period” as defined in the Agreement; plus

(B)	the forfeiture and cancellation of (i) all of the outstanding options to purchase NeoStem common stock which had been issued to Fullbright, Shi Mingsheng and Madam Zhang Jian, respectively (the “Forfeited Options”), (ii) warrants to purchase 640,000 shares of NeoStem common stock which had been issued to Fullbright (the “Fullbright Warrants”), and (iii) 1,040,000 shares of NeoStem common stock issued or issuable to Fullbright (the “Fullbright Shares”, and together with the Forfeited Options and the Fullbright Warrants, collectively, the “NeoStem Securities”); plus

(C)	the cancellation of all of the dividends accrued for the years ended December 31, 2010, 2011 and 2012 that would otherwise be distributable to CBH by Erye pursuant to the Joint Venture Agreement (it being understood and agreed by the parties that payment of the consideration for the Erye Sale shall satisfy and discharge in full all of Erye’s obligations, debts and liabilities with respect to such accrued dividends).

As noted above, the Onshore Second Purchase Price Payment and the Third Purchase Price Payment will initially be deposited in Renminbi (the “RMB Deposit”), for which conversion into dollars and repatriation into the United States will be subject to certain approvals of the PRC State Administration of Foreign Exchange and/or its local counterparts (“SAFE”). Pursuant to the Agreement, the Purchasers have agreed to bear the risk of currency fluctuation in respect of the RMB Deposit, such that CBH receives cash in U.S. dollars in the aggregate amount of the $12,280,000 Total Cash Purchase Price. Upon completion of requisite SAFE procedures for converting the RMB Deposit, the Purchasers and CBH shall jointly instruct the escrow agent to release the RMB Deposit in U.S. dollars to CBH, with all interest accrued in respect of the escrowed sums, and any escrowed cash in excess of the aggregate amount of the Total Cash Purchase Price being returned to Purchasers at Closing (such excess, the “Purchasers Excess Payment”).

The Agreement contemplates that Purchasers will obtain the funds to make the Second Purchase Price Payment and the Third Purchase Price Payment through the repayment by Erye to EET of portions of certain shareholder loans which had been made by EET to Erye (“EET Shareholder Loans”). In order to permit Erye to repay portions of the EET Shareholder Loans, the Agreement further contemplates that Erye will seek to increase its registered capital by converting the capital reserve and capital surplus accumulated as of December 31, 2011 in the aggregate amount of RMB 72.30 million to paid-in registered capital of Erye (and to amend Erye’s Articles of Association and the Joint Venture Agreement accordingly) which will require certain PRC approvals (the “Capital Increase Procedures”).

Subject to Closing Conditions

The consummation of the Erye Sale is subject to various conditions, including (i) approval by NeoStem’s stockholders; (ii) completion by Erye of the Capital Increase Procedures; (iii) Erye’s (a) having obtained MOFCOM Transfer Approval, (b) having completed registration with the PRC State Administration of Industry and Commerce and/or its local counterparts, as applicable, with respect to the Erye Sale (“SAIC Transfer Registration”), and (c) having obtained approval from SAFE for currency exchange in connection with the Erye Sale (“SAFE Transfer Approval”); and (iv) the absence of any order, decree or ruling of any applicable governmental authority preventing the consummation of the Erye Sale; as well as other legal and regulatory requirements. The Agreement provides that prior to the submission of the application for MOFCOM Transfer Approval, each of Robin L. Smith and Eric Wei shall deliver a letter providing for their resignation from Erye’s board of directors effective upon the MOFCOM Transfer Approval. No assurance can be given that every closing condition will be satisfied or waived.

No-Shop

Following the MOFCOM Transfer Submission Date, NeoStem and CBH are subject to customary “no-shop” restrictions on their ability to solicit alternative proposals from third parties, and to engage in discussions or negotiations with third parties regarding alternative proposals, in respect of the Erye Interest.

Termination Events; Termination Fee

The Agreement may be terminated prior to Closing, by way of certain termination events including the following:

(i)	by mutual consent of the parties;

(ii)	by NeoStem and CBH, on the one hand, or the Purchasers, on the other hand, if a party fails to perform in a material respect any of its obligations under the Agreement; provided, however, that a breaching party shall not be permitted to terminate;

(iii)	by the Purchasers for any reason on or prior to the earlier of the MOFCOM Transfer Submission Date or September 30, 2012; provided, however, that if the submission of the application for MOFCOM Transfer Approval is delayed as a result of NeoStem’s not having obtained stockholder approval by the time Erye has completed the Capital Increase Procedures and notified NeoStem of its readiness to submit the application for MOFCOM Transfer Approval (the “Readiness Notice”), such that the date on which NeoStem gives Erye notice of its agreement and permission to submit the application for MOFCOM Transfer Approval (the “Submission Permission Date”) would be later than September 30, 2012, then the date by which the Purchasers may elect to terminate the Agreement pursuant to this paragraph (iii) shall automatically be extended by the “Delayed Submission Period”, defined as the period between the Readiness Notice and the Submission Permission Date;

(iv)	by NeoStem and CBH, solely as a result of their selling the Erye Interest to a third party pursuant to terms and conditions superior to the terms and conditions as provided in the Agreement (the “Third Party Transaction”), if required, as consistent with the fiduciary duties of its board of directors, under Delaware law as supported by the opinion of their legal counsel; provided, that if NeoStem and CBH terminate the Agreement in the manner described in this paragraph (iv), NeoStem and CBH shall pay, prior to the effectiveness of such termination pursuant to this paragraph (iv), a breakup fee to the Purchasers in the aggregate amount of $614,000 (that is, 5% of the total Cash Purchase Price), and all money paid to NeoStem and CBH and/or deposited into escrow as part of the Total Cash Purchase Price and all NeoStem Securities shall be released and returned to the Purchasers;

(v)	by NeoStem and CBH, if NeoStem has failed to obtain stockholder approval; and

(vi)	by any party, in the event of any order, decree or ruling of any applicable governmental authority preventing the consummation of the Erye Sale.

In the event the Agreement is terminated in the manner provided in paragraph (iii) above, then, (i) the Offshore Second Purchase Price Payment deposited into the Offshore Escrow Account and the Onshore Second Purchase Price Payment deposited into the Onshore Escrow Account shall be released and returned to the Purchasers and all NeoStem Securities constituting part of the purchase price shall be returned to Purchasers, but (ii) the First Purchase Price Payment paid to NeoStem and CBH shall become nonrefundable as liquidated damages.

In the event the Agreement is terminated in the manner provided in paragraph (v) above, then NeoStem and CBH shall pay to the Purchasers $1,228,000 (that is, 10% of the Total Cash Purchase Price), as liquidated damages, and all money paid to NeoStem and CBH and/or deposited into escrow as part of the Total Cash Purchase Price and all NeoStem Securities shall be released and returned to the Purchasers.

Governing Law

The Agreement is governed and construed in accordance with the published laws of the PRC, with the parties agreeing to the venue of the local People’s Court in Suzhou, in the event of a lawsuit filed by NeoStem and CBH, or the Second Intermediary People’s Court in Beijing if the lawsuit if filed by the Purchasers.

Other Relationships Between the Parties

NeoStem initially acquired its 51% Erye Interest (which is held through NeoStem’s subsidiary CBH) pursuant to a merger consummated on October 30, 2009 (“Erye Merger”), as described in NeoStem’s Current Report on Form 8-K filed with the SEC on November 4, 2009. EET, one of the Purchasers party to the Agreement, is the holder of the minority 49% ownership interest in Erye, and is a party along with CBH to the Joint Venture Agreement governing the ownership of the respective interests in Erye. Mr. Shi Mingsheng (who became a member of NeoStem’s board of directors in March 2010 in accordance with the terms of the merger agreement governing the Erye Merger, and who is Chairman of the Board of Erye) and Madam Zhang Jian (who formerly was Vice President of Pharmaceutical Operations of NeoStem, and General Manager of Erye), are the principal equity holders of each of Fullbright and EET, the Purchasers pursuant to the Agreement. Fullbright, together with Mr. Shi and Madame Zhang, beneficially owns approximately 4.0% of the outstanding NeoStem common stock on the date hereof. Fullbright, Mr. Shi and Madame Zhang have agreed to vote the shares of NeoStem common stock held by them in favor of the Erye Sale.

Proxy Statement

In connection with the Erye Sale, NeoStem intends to file with the SEC a proxy statement pertaining to a meeting of stockholders of NeoStem at which NeoStem’s stockholders will be asked to approve the Erye Sale.

The foregoing descriptions of the terms of the Agreement do not purport to be complete and are subject to, and qualified in their entirety by reference to, the Agreement, which is filed herewith as Exhibit 2.1, and is incorporated herein by reference.  The provisions of the Agreement, including the representations and warranties contained therein, are not for the benefit of any party other than the parties to such agreement and are not intended as a document for investors and the public to obtain factual information about the current state of affairs of the parties to that document.  Rather, investors and the public should look to other disclosures contained in the Company’s filings with the SEC.

Item 2.05. Costs Associated with Exit or Disposal Activities.

In connection with the Company’s sale of the Erye Interest, the Company will incur costs that it estimates will aggregate approximately $1 million, that will include, among other things, costs relating to holding a meeting of its shareholders in order to approve the sale of the Erye Interest, banker, legal and audit fees and other costs through the closing of the transaction. In addition, as a result of the sale of the Erye Interest, the Company currently expects to recognize a loss on disposal estimated at approximately $18 million to $22 million, to be reflected in discontinued operations.

Item 2.06. Material Impairments.

See the disclosure under Item 2.05 of this Current Report on Form 8-K, which is incorporated by reference into this Item 2.06.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Under the terms of the Agreement, Shi Mingsheng has agreed to resign from NeoStem’s board of directors effective on or prior to the Closing of the Erye Sale.

Item 8.01. Other Events.

On June 18, 2012, the Company issued a press release announcing the Agreement described above. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Additional Information and Where to Find It:

In connection with the proposed transaction, the Company will be filing a proxy statement and other relevant documents with the SEC. INVESTORS ARE URGED TO READ THE PROXY STATEMENT THAT WILL BE FILED WITH THE SEC IN CONNECTION WITH THE PROPOSED TRANSACTION WHEN IT BECOMES AVAILABLE AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ON THE PROPOSED TRANSACTION. Investors will be able to obtain the proxy statement (when it is available) and other relevant documents filed with the SEC free of charge at the SEC’s website at www.sec.gov. In addition, copies of the proxy statement (when available) and other documents filed by the Company with the SEC with respect to the proposed transaction may be obtained free of charge by directing a request to: NeoStem, Inc., 420 Lexington Avenue, Suite 450, New York, NY 10170, Attn: Catherine M. Vaczy, Vice President and General Counsel, (212) 584-4180.

Participants in the Solicitation:

This Current Report on Form 8-K may be deemed to be solicitation material in respect of the proposed transaction. The Company and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the Company’s stockholders in connection with the proposed transaction. Information concerning the Company’s directors and executive officers is set forth in the Company’s Annual Report on Form 10-K, filed by the Company with the SEC on March 20, 2012, as amended by Amendment No. 1 on Form 10-K/A, filed by the Company with the SEC on April 30, 2012. Investors may obtain additional information regarding the interests of such persons who may, under the rules of the SEC, be considered to be participants in the solicitation of the Company’s stockholders in connection with the proposed transaction by reading the proxy statement when it becomes available.

Forward Looking Statements:

This Current Report on Form 8-K, including Exhibit 99.1 hereto, contains “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995.  Forward-looking statements are typically preceded by words such as “believes,” “expects,” “anticipates,” “intends,” “will,” “may,” “should,” or similar expressions, although some forward-looking statements are expressed differently.  Forward-looking statements represent the Company’s management judgment regarding future events.  Although the Company believes the expectations reflected in such forward-looking statements are reasonable, the Company can give no assurance that such expectations will prove to be correct.  All statements other than the statements of historical fact included in this Current Report on Form 8-K are forward-looking statements.  The Company cannot guarantee the accuracy of the forward-looking statements, and you should be aware that the Company’s actual results could differ materially from those contained in the forward-looking statements due to a number of factors. Important factors that might cause such a difference include, but are not limited to, failure of NeoStem’s stockholders to approve the Erye Sale, failure to obtain PRC regulatory approvals in connection with consummation of the Erye Sale, termination of the Agreement prior to Closing, the Company’s need for outside financing to meet capital requirements, any inability by the Company to maintain its NYSE Amex listing, and other events and factors disclosed previously and from time to time in the Company’s filing with the SEC, including NeoStem’s Annual Report on Form 10-K, filed by the Company with the SEC on March 20, 2012, as amended by Amendment No. 1 on Form 10-K/A, filed by the Company with the SEC on April 30, 2012, the Company’s Quarterly Report on Form 10-Q, filed by the Company with the SEC on May 11, 2012, and other factors identified from time to time in the Company’s periodic filings with the SEC. NeoStem does not undertake any obligation to release publicly any revisions to such forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

Item 9.01.  Financial Statements and Exhibits.

(d)  Exhibits

The following exhibits are filed with this Current Report on Form 8-K:

Exhibit No.	Description
2.1	Equity Purchase Agreement, dated as of June 18, 2012, by and among NeoStem, Inc., China Biopharmaceuticals Holdings, Inc., Fullbright Finance Limited, Suzhou Erye Economy & Trading Co., Ltd., and Suzhou Erye Pharmaceutical Co., Ltd.

99.1	Press Release of NeoStem, Inc., dated June 18, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEOSTEM, INC.

By:	/s/ Catherine M. Vaczy
Name:	Catherine M. Vaczy, Esq.
Title:	Vice President and General Counsel

Dated:  June 18, 2012

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